UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2018

PERCEPTRON, INC.
(Exact name of registrant as specified in its charter)

Michigan	0-20206	38-2381442
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI 48170-02461

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (734) 414-6100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 20, 2018, the Management Development, Compensation and Stock Option Committee (the “Committee”) of the Board of Directors of Perceptron, Inc. (the “Company”) approved the Company’s Fiscal 2019 Executive Short Term and Long Term Incentive Plans (the “Plans”). Certain of the Company’s key executives, including the named executive officers, employed on or before December 31, 2018, are eligible to participate in the Plans. Written descriptions of the Plans have been filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Under the terms of the Fiscal 2019 Executive Long Term Incentive Plan (the “FY 2019 LTI Plan”), the Company will issue restricted stock units and performance share units under the 2004 Stock Plan to participants in the FY 2019 LTI Plan, including the named executive officers, with a grant date effective December 20, 2018. The restricted stock units and performance share units will be issued on the form of restricted stock unit agreement and form of performance share unit award agreement, each of which will be filed as exhibits to the Company’s next Form 10-Q.

Item 9.01	Financial Statements and Exhibits

D.	Exhibits.

Exhibit No.	Description
10.1	Written Descriptions of the Fiscal 2019 Executive Short Term Incentive Plan and Fiscal 2019 Executive Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perceptron, Inc.
(Registrant)

Date: December 21, 2018	By:	/s/ Michelle O. Wright
Michelle O. Wright
Corporate Controller and Chief Accounting Officer
(Principal Accounting Officer)

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